                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated April 14, 1997 accompanying the financial statements and schedules of:

  (a) Santa Anita Companies

  (b) Santa Anita Realty Enterprises, Inc., and

  (c) Santa Anita Operating Company and Subsidiaries

appearing in the above-listed entities' Annual Report on Form 10-K for the year ended December 31, 1996 as amended on Form 10-K/A, in the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company.

                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP

Los Angeles, California

September 24, 1997